LAND PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (“Agreement”) is entered into by and between the parties listed on Exhibit A hereto (“Seller”) and Green Forest Management Consulting Inc. (“Buyer”) concerning the approximately 35,790.4921 square meters of land in Dataoping Section, Zaoqiao Township, Miaoli County, Taiwan (R.O.C.), and the approximately 281, 116.5 square meters of land in Laotianliao Section, Touwu Township, Miaoli County, Taiwan (R.O.C.), all of which is 316, 906.9921 square meters of land (the “Land”), which Land is more particularly described in Exhibit A attached and incorporated into this Agreement.

NOW, THEREFORE, for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Defined Terms: For purposes of this Agreement, the following terms shall have the following meanings:

A. Closing: The term “Closing” shall mean the date upon which the Property is conveyed to Buyer, as evidenced by the Land Office’s issuance of the Land Ownership Certificate evidencing transfer of the property from Seller to Buyer.

B. Intangible Property. The term “Intangible Property” means all of Seller’s interests in and to any and all licenses, approvals, certificates, permits, warranties, guaranties, indemnities and claims that relate to the Real Property.

C. Official Records: The term “Official Records” shall mean the official records of the appropriate Land Office to which the land transfer is reported and duly recorded.

D. Permitted Exceptions: The term “Permitted Exceptions” shall mean only the following:

(i)	real property taxes not yet due and payable;
(ii)	supplemental taxes applicable to the sale of the Property to Buyer;
(iii)	any other encumbrance of the Property claimed through Buyer or its successors and assigns or which arise out of the Buyer’s entry onto the Property prior to the Closing; and
(iv)	any other exceptions to title approved in writing by Buyer.

The provisions of the above subparagraph notwithstanding, the term “Permitted Exceptions” shall not include (i) any lien for payment of delinquent real property taxes or assessments, (ii) any supplemental taxes imposed as a consequence of events occurring prior to the Closing Date, (iii) any deed of trust, and (iv) any property assessments (other than those identified in writing and agreed between the parties as permitted exceptions), mortgage, judgment or other lien encumbering the Property (other than those claimed through Buyer).

E. Property: The term “Property” means the Real Property and the Intangible Property.

F. Real Property: The term “Real Property” means the Land together with all improvements located thereon, if any, and all rights, privileges, easements and appurtenances to the Land, if any.

G. Land Office: The term “Land Office” shall mean a governmental authority which has an exclusive jurisdiction over the registration of real property in Zaoqiao Township and Touwu Township, Miaoli County, Taiwan (R.O.C.).

ARTICLE 2

TERMS OF PURCHASE

2.1 Agreement to Purchase and Sell: Seller hereby agrees to sell to Buyer, and Buyer hereby agrees to purchase from Seller, the Property on the terms and conditions set forth in this Agreement.

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2.2 Purchase Price: The “Purchase Price” for the Property shall be Eight Hundred Thirty Million Four Hundred Ninety Thousand Three Hundred Four New Taiwan Dollars (TWD $830,490,304). The Purchase Price for the Property shall be paid by the Buyer to Seller in the form of a promissory note (the “Promissory Note”) at Closing. The Promissory Note shall be in the form attached hereto as Exhibit B. The amount deliverable to each individual seller under the Promissory Note is enumerated in Annex A to Exhibit B, attached hereto.

2.3 Possession of Property; As-Is Purchase: Subject to the terms and conditions of this Agreement, (A) possession of the Property shall be delivered to Buyer at Closing, in its then existing condition, “as-is,” without implied or express warranty or representation and with all patent and latent defects; (B) Buyer acknowledges that Buyer will have had the opportunity to conduct any studies and investigations of the Property as fully as Buyer desires; and (C) Buyer will have had the right to observe the physical characteristics and condition of the Property to the extent it desires. Buyer acknowledges that neither Seller nor any of Seller’s employees, agents or representatives have made any representations, warranties or agreements by or on behalf of Seller not contained in this Agreement as to any matters concerning the Property, the present use or condition thereof, or the suitability of the Property for Buyer’s intended use thereof.

ARTICLE 3

COVENANTS AND REPRESENTATIONS

3.1 Representations of Seller: Seller individually makes the following representations to Buyer, which representations are accurate as of the Effective Date and which will be accurate on the date of Closing:

A. This Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are duly authorized, executed and delivered by the Seller or the duly authorized representatives of Seller, are legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, are sufficient to convey title (if they purport to do so), and do not violate any provision of any agreement or judicial order to which Seller or the Property is subject.

B. Seller is the legal and equitable owner of the Property, with full right to convey the same; and, without limiting the generality of the foregoing, Seller has not granted any option or right of first refusal or first opportunity to any party to acquire any interest in any of the Property and no consent of any third party is required for the execution, delivery or consummation of the Closing by Seller in accordance with this Agreement.

C. The documents made available by Seller for inspection by Buyer with respect to the Property (i) constitute all written documents which are in the possession or under the control of Seller pertaining to the Property requested by Buyer or material to the sale of the Property to Buyer, and (ii) are either complete originals thereof or are complete and correct copies of the originals.

D. There is no litigation, condemnation, legal proceeding, action or other proceeding pending or, to Seller’s knowledge, threatened against Seller or the Property before any court or administrative agency which does or will materially affect the Property, or the use or value thereof.

E. No hazardous, toxic or other material regulated by any governmental authority as a danger to human health or the environment has been placed on or about the Property by Seller or any of its agents, employees or contractors in violation of applicable laws, rules, regulations, codes or legal orders.

F. There are no service contracts, maintenance contracts, management contracts, construction contracts, architectural or design contracts or similar agreements to which Seller is a party and which relate to the Real Property that will survive the Closing and be binding upon Buyer.

The foregoing representations and warranties shall survive the Closing.

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3.2 Covenant of Seller: So long as the Agreement is in full force and effect: Seller shall not do any of the following without Buyer’s prior written consent: (i) enter into any contract relating to the maintenance, operation, or development of the Property that will survive the Closing; (ii) grant any easement, lease any part of the Property, or encumber the Property.

3.3 Covenant of Buyer: Buyer shall keep confidential (in the same manner as for its other confidential information) the Seller’s records and documents concerning the Property, if Buyer does not acquire the Property; provided, however, that (i) so long as this Agreement remains in effect Buyer may disclose such information to its advisors, consultants, representatives, investors and prospective lenders who agree to abide by the confidentiality provisions of this Agreement, (ii) Buyer and its advisors, consultants, representatives, investors and prospective lenders may disclose such information as may be required by law or court order, and (iii) if Buyer acquires the Property, Buyer shall be free to thereafter use such information and to disclose it to other parties. In the event that this Agreement terminates for any reason prior to the Closing, Buyer shall, within ten (10) business days following a request by Seller, deliver to Seller all documentation, studies, investigations and reports prepared for Buyer by third parties which relate to the condition or legal compliance (or non-compliance) of the Property, provided that in no event shall Buyer be required to provide internal analyses, any proprietary information or any materials which are subject to the attorney-client privilege. Such items shall be delivered without representation or recourse of any kind.

ARTICLE 4

TRANSFER OF TITLE

4.1 Transfer of Title: At Closing, Buyer and Seller shall go to the Land Office where the Buyer shall be registered as the owner and Buyer shall obtain Land Ownership Certificates from Seller.

4.2 Delivery of Documents:

A. By Seller: On the Closing Date, Seller shall deliver to Buyer the following documents:

1.	The Grant Deed, duly executed and acknowledged by Seller for recording in the Official Records;

2.	A Statement of Deed Tax Due and Request that Amount of Tax not be Made a Part of the Permanent Record in the Official Records;

3.	Such other documents as may be required to close in accordance with this Agreement.

B. By Buyer: On the Required Closing Date, Buyer shall deliver to Seller all documents as may be required to close in accordance with this Agreement.

 4.3 Prorations: At Closing:

A. All real property taxes, if not exclusively imposed on either the Buyer or the Seller, shall be prorated to the date of Closing.

B. The interest on any assessments secured by the Property shall be prorated to the date of Closing.

C. The principal balance of any assessments secured by the Property that are Permitted Exceptions shall be assumed by Buyer, without credit to the Purchase Price, at Closing.

D. The principal balance of any assessments secured by the Property that are not Permitted Exceptions shall be paid by Seller on or before Closing.

E. All tax liens against Seller encumbering the Property shall be paid by Seller on or before Closing.

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ARTICLE 5

GENERAL PROVISIONS

5.1 Risk of Loss. Seller shall bear all risk of loss related to the Property, whether by casualty, condemnation or otherwise, prior to the Closing. If, prior to the Closing, all or any portion of the Real Property is taken by eminent domain (or is the subject of a pending taking which has not yet been consummated) or is the subject of a casualty, then (i) Seller shall notify Buyer in writing of such fact promptly after obtaining knowledge thereof, (ii) if the event is a casualty that is reasonably expected to cost more than $250,000 in excess of the insurance proceeds that will be available to Buyer for the restoration or if the event is an eminent domain proceeding, Buyer may elect to terminate this Agreement by giving written notice to Seller on or before to the Closing Date. The failure by Buyer to so elect in writing to terminate this Agreement prior to the Closing Date shall be deemed an election not to terminate this Agreement. If Buyer elects or is deemed to have elected not to terminate this Agreement, then no adjustment shall be made to the Purchase Price for any damage or condemnation prior to the Closing, but at the Closing, Seller shall assign to Buyer all of its right, title and interest (a) in the proceeds of any casualty insurance policy for damage to the Property prior to the Closing, and (b) in any condemnation proceeds with respect to the Property. If Buyer is permitted to terminate pursuant to this Section and timely elects to terminate this Agreement, then the Deposit shall be returned to Buyer and the parties shall have no further obligations under this Agreement except for those obligations which expressly survive any termination of this Agreement.

5.2 Brokerage Commissions: Each party hereto represents to the other that it has not incurred, directly or indirectly, any liability on behalf of the other party for the payment of any real estate brokerage commissions, finder’s fees or other compensation to any agents, brokers, salesmen, or finders by reason of the consummation of the transaction contemplated by this Agreement.

5.3 Attorneys’ Fees: Should any litigation be commenced between the parties hereto concerning the Property, this Agreement, or the rights and duties of either Seller or Buyer in relation thereto, whether it be an action for damages, equitable or declaratory relief, the prevailing party (or parties) in such litigation shall be entitled, in addition to all other relief as may be granted by a court of law, reasonable sums as and for attorneys’ fees in the discretion of the court.

5.4 Notices: Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by personal service, by an express delivery (such as Federal Express) or courier service that provides receipted delivery service, delivery charges prepaid, by electronic email communication (and, if the communication, notice or demand seeks to declare a default under or terminate this Agreement, confirmed in writing sent by a written communication by one of the other permitted methods, addressed to the recipient in accordance with the notice information beneath its signature to this Agreement. Any party may change its address for notice by written notice given to the other in the manner provided in this Section 5.4. Any such communication, notice or demand shall be deemed to have been duly given or served (i) on the date personally served, if by personal service, or (ii) on the date of confirmed delivery, if by express delivery or courier service, or electronic email communication, provided, however, that any communication, notice or demand received by courier delivery or electronic communication that is received after 5:00 p.m. (local time for the addressee) shall be deemed to have been received on the next business day.

5.5 Assignment: This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and assigns.

5.6 Mutual Cooperation: Each party hereto agrees to execute and deliver such other and further instruments and documents as may reasonably be requested by the other to carry out this Agreement. Each party hereto covenants to exercise good faith in fulfilling its obligations under this Agreement.

5.7 Authority and Execution: Each person executing this agreement on behalf of a party represents and warrants, on behalf of the entity it represents, that (i) such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and (ii) if such entity is a partnership, corporation or trustee, that such partnership, corporation or trust, such entity has full right and authority to enter into this Agreement and perform all of its obligations hereunder.

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5.8 Entire Agreement; Modification; Interpretation: This Agreement and the attachments hereto constitute the entire agreement between the parties and shall supersede all other agreements respecting the subject matter of this Agreement. This Agreement shall not be modified by either party by oral-representation or agreement made before or after the execution of this Agreement. All modifications to this Agreement must be in writing signed by both Seller and Buyer. The headings contained in this Agreement are for the purpose of reference only and shall not limit or define the meaning thereof. This Agreement shall be interpreted in accordance with the laws of Taiwan and, in the event that any provision of this Agreement is adjudged to be, for any reason, unenforceable or invalid, it is the specific intent of the parties that the remainder hereof shall subsist and be and remain in full force and effect. Each party has engaged legal counsel and understands all terms of this Agreement. Any rule of construction that would interpret this Agreement, for or against any party, shall have no effect.

5.9 Time: Time is of the essence for the performance of each and every covenant and for the satisfaction of each and every condition contained in this Agreement.

5.10 No Other Negotiations. Seller, for itself and its successors and assigns, agree that they will not solicit or accept any offer from, enter into any negotiations with, or supply any information to, any prospective purchaser, ground lessor, lender, or tenant of the Property, unless and until this Agreement terminates in accordance with its terms.

5.11 Buyer’s Liability. No present or future partner, member, director, officer, shareholder, employee, advisor, affiliate or agent of or in Buyer or any affiliate of Buyer (“Buyer Parties”), shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and their successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer and Buyer’s assets, respectively, for the payment of any claim or for any performance, and Seller hereby waives any and all such personal liability of such Buyer Parties. For purposes of this Section 6.11, no negative capital account or any contribution or payment obligation of any partner or member in Buyer shall constitute an asset of Buyer. The limitations of liability contained in this Section 5.11 shall survive the Closing or any earlier termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of March 13, 2014.

Buyer:

Green Forest Management Consulting Inc.

By:	/s/Chiang, Yu-Chang
Chiang, Yu-Chang
Director
Green Forest Management Consulting Inc.
Rm. B302C, 3F.-2, No. 185, Kewang Rd.
Longtan Township, Taoyuan County 325
Taiwan (R.O.C.)

Seller:
/s/ Lo, Fun-Ming
Lo, Fun-Ming

3268 29th Ave W
Vancouver BC V6L
1Y6, Canada

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Exhibit A

DRAFT LAND TRANSFER REPORT

Note Holder	Land Lot	Land Number	(m2)	Total Area of Registered Land	Value of Interest (TWD)
Lo, Fun-Ming	Dataoping Section, Zaoqiao Township	81-5、82、647-16、647-17、 655-6 、656、699-14、699-16、699-17、699-20、699-25、699-26、711	35,790.4921	316,906.9921	$830,490,304
	Laotianliao Section, Touwu Township	414-2、414-3、415、421、424、430、431、432-1、432-3、432-4、432-6、432-7、432-8、432-9、432-13、432-14、432-15、432-26、432-27、432-28、432-29、432-32、432-33、438、439、440、441、442、442-1、442-2、443、443-1、444-14、444-49、448-1、449-1	281,116.5

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Exhibit B

GREEN FOREST MANAGEMENT CONSULTING INC.

FORM OF PROMISSORY NOTE

TWD $830,490,304

Dated: March 13, 2014

For value received, and pursuant to the Land Sale and Purchase Agreement dated March 13, 2014, Green Forest Management Consulting Inc. promises to pay the Seller of certain lots of land in Zaoqiao Township and Touwu Township, Miaoli County, Taiwan (R.O.C.), Lo, Fun-Ming (the “Land Seller”) the sum of Eight Hundred Thirty Million Four Hundred Ninety Thousand Three Hundred Four New Taiwan Dollars (TWD $830,490,304). The Land Seller’s ownership interest in this Promissory Note is detailed on Annex A to this Promissory Note.

The sum shall be repaid to the Land Seller on or before March 13, 2014 according to the instructions of the Land Seller.

Green Forest Management Consulting Inc.

By:	/s/Chiang, Yu-Chang
Chiang, Yu-Chang
Director
Green Forest Management Consulting Inc.
Rm. B302C, 3F.-2, No. 185, Kewang Rd.
Longtan Township, Taoyuan County 325
Taiwan (R.O.C.)

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Annex A

PROMOSSORY NOTE HOLDERS

Note Holder	Land Lot	Land Number	(m2)	Total Area of Registered Land	Value of Interest (TWD)
Lo, Fun-Ming	Dataoping Section, Zaoqiao Township	81-5、82、647-16、647-17、 655-6 、656、699-14、699-16、699-17、699-20、699-25、699-26、711	35,790.4921	316,906.9921	$830,490,304
	Laotianliao Section, Touwu Township	414-2、414-3、415、421、424、430、431、432-1、432-3、432-4、432-6、432-7、432-8、432-9、432-13、432-14、432-15、432-26、432-27、432-28、432-29、432-32、432-33、438、439、440、441、442、442-1、442-2、443、443-1、444-14、444-49、448-1、449-1	281,116.5

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